      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1999


                                                      REGISTRATION NO. 333-26727
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 2


                                       TO

                                    FORM S-2

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                              TRUSERV CORPORATION

             (Exact name of Registrant as specified in its charter)


                  Delaware                                      36-2099896
          (State of Incorporation)                   (IRS Employer Identification No.)

                           8600 West Bryn Mawr Avenue
                          Chicago, Illinois 60631-3505
                                 (773) 695-5000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

 Kerry J. Kirby, Executive Vice President, Finance and Chief Financial Officer
                              TruServ Corporation
                           8600 West Bryn Mawr Avenue
                          Chicago, Illinois 60631-3505
                                 (773) 695-5000
                              Fax: (773) 695-6563
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:


      Daniel T. Burns, Senior Vice President and Secretary        Geoffrey R. Morgan
                      TruServ Corporation                   Michael, Best & Friedrich, LLP
                   8600 West Bryn Mawr Avenue                  100 East Wisconsin Avenue
                  Chicago, Illinois 60631-3505              Milwaukee, Wisconsin 53202-4108
                         (773) 695-5000                             (414) 271-6560
                      Fax: (773) 695-5465                         Fax: (414) 277-0656


                               ------------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Post-Effective Amendment to the
                            Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


     If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [X]

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PROSPECTUS


                              TRUSERV CORPORATION


                                  $40,891,000


                Variable Denomination Floating Rate Demand Notes


                              TRUSERV CORPORATION


                           8600 WEST BRYN MAWR AVENUE


                         CHICAGO, ILLINOIS, 60631-3505


THE OFFERING:



                                                              TOTAL
                                                           -----------
PUBLIC PRICE.............................................  $40,891,000  (1)
UNDERWRITING DISCOUNTS...................................         NONE  (2)
PROCEEDS TO TRUSERV......................................  $40,891,000  (3)



(1) THERE ARE NO FIRM COMMITMENTS FOR THE SALE OF THESE SECURITIES. ASSUMING THAT THE ENTIRE OFFERING IS SOLD, THE PROCEEDS SHOWN ABOVE WILL BE WHAT ARE RECEIVED PRIOR TO ESTIMATED EXPENSES OF $74,000.


     MINIMUM PURCHASE: $250



     THESE NOTES ARE DESIGNED TO PROVIDE OUR MEMBERS WITH A CONVENIENT MEANS OF INVESTING FUNDS DIRECTLY WITH US. IF YOU INVEST IN THE NOTES, YOUR INVESTMENT WILL BE REPRESENTED BY A PROGRAM ACCOUNT AT OUR AGENT BANK, INSTEAD OF A CERTIFICATE OR OTHER EVIDENCE OF OWNERSHIP.


     THE PRINCIPAL AMOUNT OF EACH NOTE WILL BE EQUAL TO ALL OF YOUR INVESTMENTS IN THE NOTES, PLUS ACCRUED AND REINVESTED INTEREST, LESS ANY REDEMPTION AND FEES. THE NOTES HAVE NO STATED MATURITY AND WILL EARN INTEREST AT FLOATING RATES, TO BE DETERMINED BY THE TRUSERV INVESTMENT PROGRAM COMMITTEE EACH WEEK.


     THE WEEKLY INTEREST RATE PAID ON THESE NOTES MAY NOT PROVIDE A BASIS FOR COMPARISON WITH OTHER INVESTMENTS WHICH USE A DIFFERENT METHOD OF CALCULATING A VARIABLE YIELD OR WHICH PAY A FIXED YIELD FOR A STATED PERIOD OF TIME.



  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 IN THIS PROSPECTUS.


 THE NOTES ARE UNSECURED OBLIGATION AND ARE SUBORDINATED TO SENIOR NOTES, BANK
               DEBT, AMOUNTS DUE TRADE CREDITORS AND OTHER DEBT.


 YOUR PROGRAM ACCOUNT IS NOT A DEPOSIT OR OTHER BANK ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               ------------------
                      These securities are offered through
                              TRUSERV CORPORATION

                      WHERE YOU CAN FIND MORE INFORMATION



     We file annual, quarterly and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.



                          REPORTS TO SECURITY HOLDERS



     Each year, we distribute an annual report containing consolidated financial statements reported upon by our independent auditors to our stockholder-members. We may, from time to time, also furnish to our stockholder-members interim reports, as determined by our management.



                DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE



     The SEC allows us to "incorporate by reference" information we file with them which means that we can disclose important information to you by referring you to those documents and delivering them to you with this prospectus. We are incorporating by reference our Annual Report on Form 10-K for the year ended December 31, 1998, which we filed with the SEC under Section 15(d) of the Securities Exchange Act of 1934. We also are including the Form 10-K with this prospectus for your information.

                                    SUMMARY



     TruServ Corporation began as a Delaware corporation in 1953, and was the successor to the business activities of Cotter & Company, an Illinois corporation incorporated in 1948. Until July 1, 1997, when we merged with ServiStar Coast to Coast Corporation, our corporate name was Cotter & Company. Our corporate headquarters are located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505. Our telephone number is (773) 695-5000.



     We are a member-owned wholesaler of hardware, lumber/building materials and related merchandise. Our company is the largest member-owned wholesaler of these items in the United States. For financial reporting purposes, we operate in a single industry as a member-owned wholesaler cooperative.



     We are offering the notes exclusively to current company members who own Class A common stock, to their immediate family members and to current holders of certain TruServ Corporation Variable Denomination Fixed Rate Redeemable Term Notes. You may purchase the notes in variable amounts with $250 being the initial minimum denomination note. Ownership of the notes can be issued in one of the following four types of accounts:



     1. Single tenancy



     2. Joint tenancy with right of survivorship



     3. Tenancy by custodian (under the Uniform Gifts to Minors Act), and



     4. Living trust.



     We will issue notes each calendar quarter. You must pay for the notes in cash. The notes will have no stated maturity. We will determine the rate of interest, which will be a floating rate that will be adjusted each week. You can obtain interest rate information by calling toll-free (800) 507-9000. You may redeem any part of your account at any time. Your accrued interest will be automatically reinvested in additional notes monthly.



     The notes are not the same as a deposit or other bank account. They are not insured by the Federal Deposit Insurance Corporation or any other government agency or insurer. The notes are not subject to the requirements of the Investment Company Act of 1940. All investments in the notes are investments in TruServ Corporation securities and are not obligations of any other bank or company.



     You may not transfer any of the notes that you purchase, nor can you pledge them as collateral for any of your debts. Additionally, we may redeem all or part of the notes at any time. If we elect to redeem the notes, you will be paid the principal amount plus accrued interest up to the date of redemption.



     You may redeem any notes that you purchase at any time.



     The notes are unsecured obligations and are subordinated to senior notes, bank debt, amounts due trade creditors and other debt. Because they are unsecured, they rank equally with all of our other unsecured and subordinated debt.



     There is no existing secondary market for these notes, and we do not expect any market will develop.



     We plan to use the proceeds from this offering for general working capital, including the purchase of merchandise for resale to our members.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES



     The ratio of earnings to fixed charges for each of the periods indicated is as follows:



                        FOR THE FISCAL YEARS
  ----------------------------------------------------------------
  1998           1997           1996           1995           1994
  ----           ----           ----           ----           ----
  1.33           2.02           2.57           2.78           2.84



     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense and the portion of rental expense deemed to represent interest expense.



                                  RISK FACTORS



GENERAL



     Our business is subject to a number of risks. Foremost amongst those risks is the uncertain growth of the hardware, lumber/building materials, home center, do-it-yourself, rental and industrial/commercial supply industries. Widespread economic trends as well as seasonal and regional factors can affect our industry.



     Our markets are also subject to increasingly intense competition and changes. We expect continued intense competition from the so-called "Big Box" stores such as Home Depot, Menards, Builders Square and Lowes, as well as from additional emphasis on directly competitive lines of business by Home Depot and diversified retailers such as Sears. These competitors may have greater resources, larger market shares and more widespread presence than we do. We believe our cooperative structure best situates our Members to compete with the Big Boxes and other market competitors, but no assurances can be made that any Member or Members will be successful.



VOLATILE PRICING OF MERCHANDISE/INVENTORY



     The price of merchandise and inventory in the lumber and building materials industry can change rapidly and such changes may affect our profit margins and competitive abilities adversely. We believe our cooperative structure creates the best opportunity for our Members to obtain lower prices and maximize their purchasing power but such efficiencies cannot be assured.



REGIONAL MARKET VARIATIONS



     We transact business nationwide. From time to time, significant variations in marketing opportunities may confront our Members due to economic conditions in the Member's specific geographic region. We are unable to predict any adverse regional economic conditions that may materially affect a Member or Members.



ENVIRONMENTAL



     We engage in activities, such as the manufacture of paint and related products, that could have an environmental impact. These areas are subject to constant review and scrutiny by governmental authorities at the federal, state and local level. We are unable to predict whether, or to what extent, such business activities and governmental scrutiny may result in future costs or liabilities.



THE NOTES



     The notes are unsecured obligations and are subordinated to our senior notes, bank debt, amounts due trade creditors and other debts. Because they are unsecured, they rank equally with all of our other unsecured and subordinated debt. The notes have no secondary market and cannot be transferred or pledged as collateral. All of your investments in us are subject to our lien rights ensuring payment of your debts to us. The notes are uninsured.

                                   YEAR 2000



GENERAL



     We started our Year 2000 Project in late 1996. Portions of our information systems are not yet "Year 2000 compliant". We have established a corporate-wide program to address any problems arising from the transition to the Year 2000 in both our information systems and other "embedded" systems in all facilities.



OUR STATE OF READINESS



     We have evaluated all of our critical material information systems and have reviewed agreements and relationships with third parties which are material to our operations. Also, we have reviewed and evaluated our physical plants and other systems with potential "embedded concerns and problems." Based upon those reviews and our efforts to date, we believe that we are on schedule to have substantially completed Year 2000 compliance issues by July 1, 1999.



COSTS



     The budget for our Year 2000 project is $16,900,000. Actual costs through December 31, 1998 are $12,144,000. The approximate percentage of the Year 2000 costs to our total Information Services budget is 14%. Funding has been provided through our normal operating and financing activities. The expense for our Year 2000 program is as follows:



1996........................................................  $ 1.0 million
1997........................................................  $ 3.2 million
1998........................................................  $ 7.9 million
1999 (projected)............................................  $ 4.6 million
2000 (projected)............................................  $ 0.2 million
Total (projected)...........................................  $16.9 million



RISKS



     A worst case scenario for us would involve a breakdown in the distribution chain to our Members. Such a scenario could be realized either through the inability of our vendors to provide merchandise or our inability to receive or properly process orders from our membership.



CONTINGENCY PLANS



     We are establishing an alternate supplier plan in the event that our vendors suffer from Year 2000 related problems. Contingency planning for information systems and possible "embedded" systems is also in progress.

          THE TRUSERV VARIABLE DENOMINATION FLOATING RATE DEMAND NOTE


                               INVESTMENT PROGRAM



     The program is designed to provide you with a convenient means of investing funds directly with us. The notes are available in variable amounts with $250 being the initial minimum denomination note.



INTEREST



     The principal amount of each note will be equal to all of your investments in the Notes, plus accrued and reinvested interest, less any redemptions and fees. The notes will have no stated maturity and will earn interest at floating rates that will be determined by the TruServ Investment Program Committee on a weekly basis. These rates will be effective the following week. The rate of interest on the notes will probably be greater than the most recent seven-day average yield for taxable money market funds in the United States. These rates are published in the IBC Money Fund Report published on Thursdays in The Wall Street Journal. Rates may vary by account balance or other factors. Interest will accrue daily and will be compounded monthly. The rate of interest paid for any period is not an indication or representation or future rates. You can get interest rate information by calling toll-free 1-800-507-9000.



TYPES OF ACCOUNTS



     You may hold ownership of the notes in one of the four following types of accounts:



     1. Single tenancy



     2. Joint tenancy with right of survivorship



     3. Tenancy by custodian (under the Uniform Gifts to Minors Act), and



     4. Living trust.



     You may not transfer the notes and you may not pledge them as collateral for any of your debts.



     If your legal name changes, you will need to complete a Form W-9 and a signature guarantee to change the name on your account.



     You cannot hold the notes in a retirement savings plan as described in
Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.



ACCOUNT INFORMATION



     You will receive regular quarterly statements showing a summary of all of your transactions. Redemption checks will not be returned to you but the check numbers and dollar amounts will appear on your statements.



                                 HOW TO INVEST



     You must request an application package by calling us at the toll-free number, 1-800-507-9000. Upon request of an application, you will receive the Prospectus, the Program Description, an IRS W-9 Certification Form and an application, which you will need to complete and return to us. Your initial investment must be for a minimum of $250. After your account is opened, additional investments may be made at any time without charge by check or by wire transfer. By signing and returning the application form and the IRS W-9 Certification Form, together with a check for your investment amount, to our designated lockbox, you consent to be bound by the terms of the program, as described in the Program Description, as amended from time to time by us.



     BY CHECK MAILED TO AGENT BANK. Your investment will be credited and interest will begin to accrue on the first business day after the bank receives your check. Your funds will be available for withdrawal the morning of the sixth business day following your deposit. Investments made by check cannot be redeemed for five business days after the check is first credited to your account or, if later, until the check clears. All checks must be payable to "TruServ Investment Program". No third-party checks will be accepted.

     All investments must be made in U.S. dollars drawn on a U.S. bank. You must be a U.S. citizen and provide a valid U.S. Federal Identification number. You may withdraw your funds at any time.



     BY WIRE TRANSFER. You may wire transfer your investment to the bank. Wire transfers received by 10:00 a.m. CST will be processed the same day. Wire transfers received after 10:00 a.m. CST will be credited to your account the following business day. Wire transfers should be addressed to:



                     ABA071000152


                     The Northern Trust Company, Chicago, Illinois


                     TruServ Investment Program


                     Further Advise -- (your account number)



                                 HOW TO REDEEM



     You may redeem any part of your account at any time. The methods of redemption are as follows:



     1) Redemption by Check



     2) Written redemption



     3) Wire redemption



     4) Redemption due to balance below minimum investment



     You may close your account only by using the written redemption method.



     REDEMPTION BY CHECK. You may make redemption checks payable to anyone in the amount of $250 or more. If the amount of the redemption check is greater than the balance in your account or less than $250, the check will not be honored. Your redemption will be made on the day the agent bank receives your redemption check for payment. If your account is held jointly, only one signature will be required on a redemption check unless otherwise specified. The check redemption feature does not create a deposit or a banking relationship with either us or with the agent bank.



     WRITTEN REDEMPTION. You may redeem all or any part of your account, subject to a $250 minimum, by written request, including your signature. A check for the requested amount (or in an amount equal to the balance of your account if the account is being closed) will be mailed to the registered account address.



     WIRE REDEMPTION. You can redeem any part of your account, subject to a $2,500 minimum, by wire transfer if you have authorized the wire redemption option. Wire redemption proceeds can only be wired to the U.S. bank account you have designated on your application. To change this designation, a written request signed by all registered owners (including joint owners) of the account, with all signatures guaranteed by a financial institution, must be submitted to the agent bank. Funds will be wired no later than the next business day after receipt of your wire redemption request, provided your request is received by 2:00 p.m. Eastern Time on any business day. If your designated bank is not a member of the Federal Reserve system, there may be a delay in wiring funds. Each wire transfer will incur a processing charge from the agent bank, and may also incur an additional charge from other institutions handling the transfer. The agent bank's records of the wire instructions are binding.



     REDEMPTION DUE TO BALANCE BELOW MINIMUM INVESTMENT. If your account balance falls below the $250 minimum, you will receive notice that the account is below the minimum and will be closed at the end of the next monthly cycle. If additional investments increasing the account balance to at least $250 are not made, the account will then be closed at the end of the next cycle and an official bank check issued for the balance plus interest.

FEES



     There are no account maintenance fees or charges for checks or check redemption, no sales loads, and no charges for investing or ongoing management other then as described below. Fees will be debited directly from your account.



Additional fees (subject to change)
  Wire transfer fee -- per wire transfer ($2,500 minimum)...    $     15.00
  Non-sufficient funds (NSF) deposit -- per check...........    $     10.00
  Stop payment..............................................    $     15.00
  Overnight delivery........................................    $     12.00



TRUSERV INVESTMENT PROGRAM COMMITTEE



     The TruServ Investment Program committee consists of those of our officers designated by our Board of Directors. The committee has the full power and authority to amend this program as described under "Termination, Suspension, or Modification". The committee may also interpret program provisions, adopt program rules and regulations and make certain determinations. The members of the committee are our Chief Financial Officer and Assistant Treasurer. Members of the committee receive no additional compensation for their services.



TERMINATION, SUSPENSION OR MODIFICATION



     We expect the program to continue indefinitely but reserve the right to suspend or terminate the program at any time. We also reserve the right to modify, suspend or terminate any of the investment options and redemption options described earlier. Written notice of any material modification, suspension or termination will be provided to you at least fifteen days prior to the effective date.



                                USE OF PROCEEDS



     We plan to use the proceeds from the sale of the notes for general working capital, including the purchase of merchandise for resale to our members.



                              PLAN OF DISTRIBUTION



     We are offering the notes exclusively to current company members who own Class A common stock, to their immediate family members and to current holders of certain TruServ Corporation Variable Denomination Fixed Rate Redeemable Term Notes. You may purchase the notes in variable amounts with $250 being the initial minimum denomination note.



     The availability of the Program will be communicated to you through a mailing. Upon request of an application package, you will receive the Prospectus, IRS W-9 Certification Form and application form to be returned to the address as specified on the application form. The application will include the Investor's registration form. By signing and returning the application form and IRS W-9 Certification Form, together with a check made payable to the "TruServ Investment Program" for the invested amount to the address as specified on the application form, you will consent to be bound by the terms of the Program, as described in the Prospectus, as amended from time to time by the Company.



                                  ARBITRATION



     The program will be enforced and interpreted under the laws of the State of Illinois. Any controversy or claims arising out of or relating to this offer, or any breach thereof, including without limitation, any claim that this offer or any portion thereof is invalid, illegal or otherwise voidable, will be submitted to arbitration before and in accordance with the rules of the American Arbitration Association, unless another extra judicial dispute resolution process has been agreed to in writing by the parties involved. However, any matters arising under the federal securities laws will not be subject to or in any way affected, waived or compromised by this arbitration provision. Judgment upon the award may be entered in any court having jurisdiction thereof. The location of the arbitration proceedings shall be at the American Arbitration Association office geographically or physically located closest to your domicile, unless otherwise agreed upon in writing by the parties.



                           CERTAIN TERMS OF THE NOTES



GENERAL



     The notes are issued under an indenture between us and our trustee, U.S. Bank Trust National Association. We have summarized selected provisions of the indenture below. This summary is not complete. The form of the indenture has been filed as an exhibit to the Registration Statement, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture, so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indenture. We will send you at no charge, a copy of the indenture upon written or oral request directed to Kerry J. Kirby, Executive Vice President, Finance and Chief Financial Officer, TruServ Corporation, 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505, telephone number (773) 695-5000.



     The notes will be our direct unsecured obligations. They will rank equally with all other unsecured and subordinated debt. The indenture does not limit the amount of notes that we may issue.



MODIFICATION OF THE INDENTURE



     The indenture permits us and the trustee, with the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the notes outstanding at that time, to add, change in any manner or eliminate any of the provisions of the indenture or to modify in any way the rights of the note holders. However, we may not add or modify any provision that would, among other things:



     1) change the character of the notes from being payable upon demand,



     2) reduce the principal amount of any note, or



     3) reduce the aggregate principal amount of the notes outstanding, the holders of which need to consent to our adding, changing or eliminating any provision of the indenture. (Section 802)



EVENT OF DEFAULT



     An event of default is defined in the indenture as non-payment of any principal or interest amount on any note when due. An administrative error is not considered an event of default unless the error has continued uncorrected for sixty days after written notice of the error was sent to the agent bank or trustee, with a copy to us. The trustee is the sole judge of whether the error has been corrected. Other events of default include default in the performance of any other note covenant after sixty days written notice to us of the default and certain events of bankruptcy, insolvency or reorganization. The indenture requires us to file an annual written statement with the trustee as to the presence or absence of certain defaults under the terms thereof. Within ninety days after a default has occurred, the trustee will notify note holders of all uncured and unwaived defaults of which it is aware. However, if we default on the payment of principal or interest on any note, the trustee will be protected in withholding such notice if it, in good faith, determines that the withholding of notice is in the interests of the note holders. The indenture provides that, while an event of default continues, either the trustee or the holders of 50% of more of the aggregate principal amount of the outstanding notes may declare the principal of all such notes to be immediately due and payable. However, under certain conditions, the holders of a majority of the principal amount of the outstanding notes may annul the declaration. The indenture also provides that past defaults, except for an uncured default in payment of principal or interest, may be waived on behalf of the note holders by the holders of a majority of the principal amount of outstanding notes. (Section 501)

CONCERNING THE TRUSTEE



     The trustee acts as trustee under one other of our indentures. A number of series of subordinated, unsecured notes are currently outstanding under this indenture.



LIMITATIONS ON SALES



     You may not file a lawsuit with respect to the indenture, unless:



     1) you have first given notice to the trustee of a continuing event of default,



     2) note holders of at least 50% of the outstanding principal amount of the notes have made written request to the trustee to institute the action,



     3) note holders requesting the action have offered to indemnify the trustee against the costs, expenses, and liabilities that will be incurred as part of the action,



     4) the trustee has failed to institute the action for at least sixty days, and



     5) no direction inconsistent with such written request has been given to the trustee during that sixty-day period by note holders holding a majority of the principal amount of the notes. (Section 507)



NOTE SUBORDINATION



     The notes will be subordinated in right of payment to senior notes, bank debt, amounts due trade creditors and other debt. Because they are unsecured, they rank equally with all of our other unsecured and subordinated debt.



OPTIONAL REDEMPTION BY US



     We can redeem the notes in whole or in part at any time. If we choose to redeem the notes, we will pay you the principal amount of the notes plus accrued and unpaid interest to the redemption date. Any partial note redemption will be effected by lot or pro rata or by any other method that the trustee deems fair and appropriate. Interest on all redeemed notes will cease to accrue on and after the effective date of redemption. (Sections 303 and 305)



SATISFACTION AND DISCHARGE



     Satisfaction and discharge of the indenture will occur when;



     1) we terminate the program in accordance with its terms and all the notes become due and payable,



     2) we deposit the entire amount needed to pay all the notes, including principal and interest due or to become due to the date of payment, and



     3) we pay all other sums payable under the terms of the indenture. (Section
       401)



                         AGENT BANK AND ADMINISTRATION



     We have engaged The Northern Trust Company as the agent bank to service the program. The agent bank will send the following information to you:



     1) investment confirmation,



     2) quarterly statements listing all notes held and all transaction information on a year-to-date basis,



     3) Form 1099INT, and



     4) Form 1099B, if applicable.

     Additionally, the agent bank will provide an automated voice-response system at a toll free number (1-800-504-9000). You may call this number to obtain aggregate account information. The agent bank will also process redemption requests, respond to inquiries and provide you with information on your notes and accounts. Additional or other inquiries from you to the agent bank will be forwarded to us.



                                     TAXES



     The program is not qualified under Section 401(a) of the Internal Revenue Code. Accordingly, you will have to report all interest credited to your notes or paid to you as taxable income for federal income tax purposes. No part of the taxable interest is excludable from taxable income.



     Your December statement sent by the agent bank each year will state the full amount reportable as taxable income. The agent bank will also file tax information returns as required by law. State and local income taxes and tax reporting also may apply. You are individually responsible for complying with applicable federal, state and local tax laws and should consult with your individual tax advisor regarding the tax consequences that may apply to your particular situation.



                                 LEGAL MATTERS



     The legality of the notes has been passed upon for us by Messrs. Arnstein & Lehr, Chicago, Illinois.

================================================================================

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

TABLE OF CONTENTS


                                             Page
                                             ----
Where You Can Find More Information........     2
Reports to Security Holders................     2
Documents Included and Incorporated by
  Reference................................     2
Summary....................................     3
Consolidated Ratio of Earnings to Fixed
  Charges..................................     4
Risk Factors...............................     4
The TruServ Variable Denomination Floating
  Rate Demand Note Investment Program......     6
How to Invest..............................     6
How to Redeem..............................     7
Use of Proceeds............................     8
Plan of Distribution.......................     8
Arbitration................................     8
Certain Terms of the Notes.................     9
Agent Bank and Administration..............    10
Taxes......................................    11
Legal Matters..............................    11



================================================================================


================================================================================


                                  $40,891,000



                              TRUSERV CORPORATION
                             VARIABLE DENOMINATION
                                 FLOATING RATE
                                  DEMAND NOTES

                           FOR INFORMATION CONCERNING
                                  THE TRUSERV
                              INVESTMENT PROGRAM,

                                   WRITE TO:
                         THE TRUSERV INVESTMENT PROGRAM
                                 P.O. BOX 75928
                          CHICAGO, ILLINOIS 60675-7598

                                    OR CALL:
                        TOLL FREE NUMBER 1-800-507-9000

                                   PROSPECTUS


                            ------------------------

                             DATED


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the actual or estimated expenses in connection with the issuance and distribution of the Variable Denomination Floating Rate Demand Notes being registered:

Registration Fee............................................    $   -0-
Printing of Registration Statement and Prospectus...........     16,000
Accounting Fees and Expenses................................     10,000
Legal Fees..................................................     10,000
Trustee Fee.................................................      3,000
Fees and Expenses for Qualifying Securities under "Blue Sky"
  Laws of
  Various States............................................     35,000
                                                                -------
Total.......................................................    $74,000
                                                                =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation, as amended, provides that the Company shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right of such director, officer, or employee to indemnification provided by law or otherwise.

     Additionally, pursuant to Section 145(a)-(g) of the Delaware General Corporation Law which empowers a corporation to indemnify its directors, officers, employees and agents, the Board of Directors of the Company on July 23, 1973 adopted a By-Law (Article XIII, Indemnification of Directors, Officers and Employees--Exhibit 2-A to Registration Statement on Form S-4 (No. 333-18397) and incorporated herein by reference) providing for such indemnification. The following is a summary of the most significant provisions of said By-Law:

     As against third parties, the Company shall indemnify any director, officer, employee or agent for any expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in defending any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative brought against such person by reason of the fact that he was or is a director, officer, employee or agent, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding if he had no reasonable cause to believe his conduct unlawful.

     In any action or suit by or in the right of the Company, the Company shall indemnify any director, officer, employee or agent who is or was a party or threatened to be made a party to such threatened, pending or completed action or suit, for expenses (including attorney's fees and amounts paid in settlement) reasonably and actually incurred in connection with the defense or settlement of such suit or action, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification shall be made if such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery of Delaware or the court where the suit was brought finds that in view of all the circumstances of the case, such person is entitled to indemnification.

     Any indemnification, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the party to be indemnified has met the applicable standard of conduct. Such determination shall be made by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties of such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.


     Additionally, the Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of care. The amendment provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 is concerned, see Item 17 "Undertakings" below.

ITEM 16. EXHIBITS.


      EXHIBIT
      NUMBER                                         DESCRIPTION
      -------                                        -----------
        4-A                  Trust Indenture between TruServ Corporation and First Trust of Illinois (formerly Bank of America). Incorporated by
                             reference--Exhibit T3C to TruServ Corporation Form T-3 (No.
                             22-26210).
        4-B                  Instalment note form. Incorporated by reference--Exhibit 4-F to Registration Statement on Form S-2 (No. 2-82836).
         5                   Opinion of Messrs. Arnstein & Lehr, previously filed.
       10-A                  Current Form of "Retail Member Agreement with TruServ
                             Corporation" between the Company and its Members that offer primarily hardware and related items. Incorporated by
                             reference--Exhibit 10-A to the Company's Registration
                             Statement on Form S-4 (No. 333-18397).
       10-B                  Current form of "Subscription to Shares of TruServ
                             Corporation". Incorporated by reference--Exhibit 10-B to
                             Post Effective Amendment No. 5 to Registration Statement on
                             Form S-2 to Form S-4 (No. 333-18397).
       10-C                  Cotter & Company Defined Lump Sum Pension Plan (As Amended
                             and Restated Effective As Of January 1, 1996). Incorporated
                             by reference--Exhibit 10-C to Post-Effective Amendment No. 5 to Registration Statement on Form S-2 (No. 33-39477).
       10-D                  Cotter & Company Employees' Savings and Compensation
                             Deferral Plan (As Amended and Restated Effective April 1,
                             1994). Incorporated by reference--Exhibit 10-D to
                             Post-Effective Amendment No. 4 to Registration Statement on
                             Form S-2 (No. 33-39477).
       10-E                  Cotter & Company Supplemental Retirement Plan between
                             TruServ Corporation and selected executives of the Company
                             (As Amended and Restated January 2, 1996 Effective As Of
                             January 1, 1996). Incorporated by reference--Exhibit 10-E to
                             Post-Effective Amendment No. 5 to Registration Statement on
                             Form S-2 (No. 33-39477).
       10-F                  Annual Incentive Compensation Program and Long-Term
                             Incentive Compensation Program between Cotter & Company and selected executives of the Company. Incorporated by
                             reference--filed as Exhibits A and B to Exhibit 10-N to
                             Registration Statement on Form S-2 (No. 33-39477).
       10-G                  Cotter & Company Long-Term Incentive Compensation Program
                             for Executive Management (Amended) dated November 7, 1994.
                             Incorporated by reference--Exhibit 10-I to Post-Effective
                             Amendment No. 4 to Registration Statement on Form S-2 (No.
                             33-39477).
       10-H                  Employment Agreement between Cotter & Company and Daniel A.
                             Cotter dated October 15, 1984. Incorporated by
                             reference--Exhibit 10-N to Post-Effective Amendment No. 2 to
                             Registration Statement on Form S-2 (No. 2-82836).

    EXHIBIT
    NUMBER                                           DESCRIPTION
    -------                                          -----------
      10-I                   Amendment No. 1 to Employment Agreement between Cotter &
                             Company and Daniel A. Cotter dated October 15, 1984
                             effective January 1, 1991. Incorporated by reference--
                             Exhibit 10-N to Registration Statement on Form S-2 (No.
                             33-39477).
      10-J                   Contract between Daniel T. Burns and the Company.
                             Incorporated by reference--Exhibit 10-J to Post-Effective
                             No. 5 to Registration Statement in Form S-2 (No. 33-39477).
      10-K                   Contract between Kerry J. Kirby and the Company.
                             Incorporated by reference--Exhibit 10-K to Post-Effective
                             No. 5 to Registration Statement on Form S-2 (No. 33-39477).
      10-L                   Retail Conversion Funds Agreement dated as of December 9,
                             1996 between the Company and SCC. Incorporated by
                             reference--Exhibit 10-L to Registration Statement on Form
                             S-4 (No. 333-18397).
      10-M                   Employment Agreement between SCC and Eugene J. O'Donnell
                             dated September 1, 1996--Incorporated by reference to
                             Exhibit 10-O to Amendment No. 2 to Registration Statement on
                             Form S-4 (No. 333-18397)
      10-N                   Employment Agreement between SCC and Donald J. Hoye dated
                             September 1, 1996--Incorporated by reference to Exhibit 10-P to Amendment No. 2 to Registration Statement on Form S-4
                             (No. 333-18397)
      10-O                   Amended and Restated Trust Indenture between TruServ
                             Corporation and First Trust National Association for
                             $50,000,000 principal amount of Variable Denomination
                             Floating Rate Demand Notes. Incorporated by reference --
                             Exhibit 4-K to Registration Statement on Form S-2 (No.
                             333-26727)
      10-P                   Credit Agreement dated July 1, 1997 for $300,000,000
                             Revolving credit between TruServ Corporation, various
                             financial institutions, and Bank of America. Incorporated by reference -- Exhibit 4-J to Post Effective Amendment No. 5 to Registration Statement on Form S-2 to Form S-4 (No.
                             333-18397).
      10-Q                   Amended and Restated Private Shelf Agreement between TruServ
                             Corporation and Prudential Insurance Company of America
                             dated November 13, 1997 for $150,000,000. Incorporated by
                             reference -- Exhibit 4-k to Post Effective Amendment No. 5 to Registration Statement on Form S-2 to Form S-4 (No.
                             333-18397).
      10-R                   Credit Agreement dated September 10, 1998 for $150,000,000
                             Note Purchase Agreement between TruServ Corporation and
                             various Purchasers. Incorporated by reference--Exhibit 4-L to Post-Effective Amendment No. 6 to Registration Statement
                             on Form S-4 (No. 333-183997)
      10-S                   Participation Agreement dated April 30, 1998 for $40,000,000 between TruServ Corporation, various financial institutions and Bank of Montreal. Incorporated by reference--Exhibit 4-M to Post-Effective Amendment No. 6 to Registration Statement
                             on Form S-4 (No. 333-18397)
      10-T                   Credit Agreement dated September 30, 1998 for $100,000,000
                             Revolving Credit between TruServ Corporation, various
                             financial institutions and Bank of America. Incorporated by reference--Exhibit 4-N to Post-Effective Amendment No. 6 to
                             Registration Statement on Form S-4 (No. 333-18397)
      12                     Statement of Computation of Consolidated Ratio of Earnings
                             to Fixed Charges for the Fiscal Years Ended 1998, 1997,
                             1996, 1995, and 1994.
      23-A                   Consent of Arnstein & Lehr--Incorporated by reference to
                             Exhibit 23-A to Amendment No. 1 to Registration Statement on
                             Form S-2 (No. 333-26727).


      *23-B                  Consent of Ernst & Young LLP (included on page II-7).
      99-A                   Application Form and Related Materials for TruServ Variable
                             Denomination Floating Rate Demand Note Investment Program.
                             Incorporated by reference to Exhibit 23-A to Amendment No. 4 to Registration Statement on Form S-2 (No. 333-26727).


* Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-2 AND HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 7TH DAY OF MAY, 1999.


                                          TRUSERV CORPORATION

                                          By:        /s/ DANIEL A. COTTER
                                             -----------------------------------
                                                      Daniel A. Cotter
                                                Chairman of the Board, Chief
                                                Executive Officer and Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW, CONSTITUTES AND APPOINTS DANIEL A. COTTER, KERRY J. KIRBY AND DANIEL T. BURNS, JOINTLY AND SEVERALLY, ATTORNEYS-IN-FACT AND AGENTS, EACH WITH FULL POWER OF SUBSTITUTION, FOR HIM OR HER IN ANY AND ALL CAPACITIES TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, AND ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY SATISFYING AND CONFIRMING ALL THAT EACH OF SAID ATTORNEYS-IN FACT AND AGENTS, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                      SIGNATURE                                        TITLE                     DATE
                      ---------                                        -----                     ----
                /s/ DANIEL A. COTTER                     Chairman, Chief Executive Officer    May 7, 1999
-----------------------------------------------------      and Director
                  Daniel A. Cotter

                 /s/ DONALD J. HOYE                      President, Chief Operating           May 7, 1999
-----------------------------------------------------      Officer and Director
                   Donald J. Hoye

                 /s/ KERRY J. KIRBY                      Executive Vice President, Finance    May 7, 1999
-----------------------------------------------------      and Chief Financial Officer
                   Kerry J. Kirby

                  /s/ JOE W. BLAGG                       Director                             May 7, 1999
-----------------------------------------------------
                    Joe W. Blagg

                /s/ JAMES D. BURNETT                     Director                             May 7, 1999
-----------------------------------------------------
                  James D. Burnett

            /s/ WILLIAM M. CLAYPOOL, III                 Director                             May 7, 1999
-----------------------------------------------------
              William M. Claypool, III

                 /s/ JAY B. FEINSOD                      Director                             May 7, 1999
-----------------------------------------------------
                   Jay B. Feinsod


                      SIGNATURE                                        TITLE                     DATE
                      ---------                                        -----                     ----
              /s/ WILLIAM M. HALTERMAN                               Director                 May 7, 1999
-----------------------------------------------------
                William M. Halterman

                 /s/ WILLIAM H. HOOD                                 Director                 May 7, 1999
-----------------------------------------------------
                   William H. Hood

                /s/ JAMES HOWENSTINE                                 Director                 May 7, 1999
-----------------------------------------------------
                  James Howenstine

               /s/ JERRALD T. KABELIN                                Director                 May 7, 1999
-----------------------------------------------------
                 Jerrald T. Kabelin

                 /s/ PETER G. KELLY                                  Director                 May 7, 1999
-----------------------------------------------------
                   Peter G. Kelly

                /s/ ROBERT J. LADNER                                 Director                 May 7, 1999
-----------------------------------------------------
                  Robert J. Ladner

                /s/ GEORGE V. SHEFFER                                Director                 May 7, 1999
-----------------------------------------------------
                  George V. Sheffer

                /s/ DENNIS A. SWANSON                                Director                 May 7, 1999
-----------------------------------------------------
                  Dennis A. Swanson

                /s/ JOHN B. WAKE, JR.                                Director                 May 7, 1999
-----------------------------------------------------
                  John B. Wake, Jr.

                /s/ JOHN M. WEST, JR.                                Director                 May 7, 1999
-----------------------------------------------------
                  John M. West, Jr.

              /s/ BARBARA B. WILKERSON                               Director                 May 7, 1999
-----------------------------------------------------
                Barbara B. Wilkerson